Exhibit 10.1
Execution Copy
SHARED SECURITY AGREEMENT
SHARED SECURITY AGREEMENT (this “Agreement”) dated as of February 28, 2008, among WESTWOOD ONE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with any successor, the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N. A., as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”), and THE BANK OF NEW YORK, a New York banking corporation, as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”) for the Secured Parties.
The Borrower is party to (a) a Credit Agreement dated as of March 3, 2004 (as modified, supplemented or Refinanced from time to time, the “Credit Agreement”) among the Obligors, the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and the Administrative Agent, and (b) a Note Purchase Agreement dated as of December 3, 2002 (as modified or supplemented from time to time, the “2002 Note Purchase Agreement”) among the Borrower and the purchasers parties thereto, pursuant to which the Borrower has issued Senior Guaranteed Notes, Series A, due November 30, 2009 and Senior Guaranteed Notes, Series B, due November 30, 2012 in an aggregate outstanding principal amount of $200,000,000 as of the date hereof (the “2002 Notes” and, collectively with the 2002 Note Purchase Agreement, the Shared Security Documents and the 2002 Note Guaranty, the “2002 Notes Documents”).
Pursuant to the provisions of the 2002 Note Purchase Agreement, the Borrower may not, and may not permit any of its Restricted Subsidiaries to, secure the Credit Agreement Obligations with a Lien on any of its property without equally and ratably securing the 2002 Notes Obligations. In that connection, the Obligors, the Administrative Agent, the holders of the 2002 Notes (such holders from time to time being referred to as the “Noteholders”) and the Collateral Trustee have entered into an Intercreditor and Collateral Trust Agreement (the “Intercreditor and Collateral Trust Agreement”) pursuant to which the Obligors have requested the Collateral Trustee to act as collateral trustee, and the Collateral Trustee has agreed to act as such collateral trustee, to enable the Borrower to comply with the provisions of the 2002 Note Purchase Agreement.
It is a condition precedent to the effectiveness of Amendment No. 2 to the Credit Agreement that the Obligors grant Liens on their property to secure the Credit Agreement Obligations.
Accordingly, to induce the Lenders to enter into Amendment No. 2 to the Credit Agreement and to equally and ratably secure the 2002 Notes Obligations and the Credit Agreement Obligations, the parties hereto hereby agree as follows:
Section 1. Definitions.
(a) Terms Generally. Unless otherwise defined herein, terms defined in the Intercreditor and Collateral Trust Agreement are used herein as defined therein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified
Shared Security Agreement

(subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b) Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, and “Promissory Note”, have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Certificate”, and “Security Entitlement” have the respective meanings set forth in Article 8 of the NYUCC.
(c) Additional Definitions. In addition, as used herein, the following terms shall have the following respective meanings:
“Collateral” has the meaning assigned to such term in Section 3.
“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 3.
“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by any Obligor on the date hereof and identified in Annex 2.
“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.
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“Issuers” means, collectively, (a) the respective Persons identified on Annex 2 under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of any Obligor, and (c) the issuer of any equity securities hereafter owned by any Obligor.
“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Patent Collateral” means all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 3, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.
“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.
“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares of any Issuer now or hereafter owned by any Obligor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of the Credit Agreement prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.
“Shared Collateral Account” has the meaning assigned to such term in Section 4.01.
“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.
“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 3, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.
“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.
Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:
(a) Title and Priority. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 (or has the power to transfer rights in such Collateral to the Collateral Trustee) and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under both Section 7.03 of the Credit Agreement and Section 10.5 of the 2002 Note Purchase Agreement. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral in which such Obligor purports to grant a security interest pursuant to Section 3, subject to no equal or prior Lien except as expressly permitted by both Section 7.03 of the Credit Agreement and Section 10.5 of the 2002 Note Purchase Agreement.
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(b) Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Annex 1.
(c) Changes in Circumstances. Such Obligor has not (a) within the period of four months prior to the date hereof, changed its “location” (as defined in Section 9-307 of the NYUCC), (b) within the period of five years prior to the date hereof, except as specified in Annex 1, heretofore changed its name, or (c) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.
(d) Pledged Shares. The Initial Pledged Shares constitute 100% of the issued and outstanding Shares of each Issuer beneficially owned by such Obligor on the date hereof (other than any Shares held in a Securities Account referred to in Annex 4), whether or not registered in the name of such Obligor. Annex 2 correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate. The Initial Pledged Shares are, and all other Pledged Shares in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Credit Agreement or the 2002 Note Purchase Agreement).
(e) Promissory Notes. Annex 2 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex 4) held by any Obligor on the date hereof.
(f) Intellectual Property. Annex 3 sets forth under the name of such Obligor a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by such Obligor on the date hereof (or, in the case of any supplement to Annex 3 effecting a pledge thereof, as of the date of such supplement). Except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business that are listed in Annex 3 (including as supplemented by any supplement effecting a pledge thereof), such Obligor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in Annex 3 (as so supplemented), and all registrations listed in Annex 3 (as so supplemented) are, except as noted therein, in full force and effect. To such Obligor’s knowledge, (i) except as set forth in Annex 3 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Annex 3 (as so supplemented), respectively, and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person, and no proceedings alleging such infringement have been instituted or are pending against such Obligor and no written claim against such Obligor has been received by such Obligor alleging any such violation, except as may be set forth in Annex 3 (as so supplemented).
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(g) Deposit Accounts and Securities Accounts. Annex 4 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof.
(h) Commercial Tort Claims. Annex 5 sets forth a complete and correct list of all commercial tort claims of the Obligors in existence on the date hereof.
Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, each Obligor hereby pledges and grants to the Collateral Trustee, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as the “Collateral”):
(a) all Accounts;
(b) all As-Extracted Collateral;
(c) all Chattel Paper;
(d) all Deposit Accounts;
(e) all Documents;
(f) all Equipment;
(g) all Fixtures;
(h) all General Intangibles;
(i) all Goods not covered by the other clauses of this Section 3;
(j) the Pledged Shares;
(k) all Instruments, including all Promissory Notes;
(l) all Intellectual Property;
(m) all Inventory;
(n) all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;
(o) all Letter-of-Credit Rights;
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(p) the Shared Collateral Account;
(q) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 5;
(r) all other tangible and intangible personal property whatsoever of such Obligor; and
(s) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor);
provided that, notwithstanding anything herein to the contrary, this Agreement shall not operate as a sale, transfer, conveyance or other assignment to the Collateral Trustee of any applications by any Obligor for a trademark based on an intent to use the same if and so long as such application is pending without a “Statement of Use” having been filed and accepted by the United States Patent and Trademark Office (each such pending application which is based on an intent to use, an “Intent-To-Use Application”) and shall operate only to create a security interest in favor of the Collateral Trustee in such Intent-To-Use Application as collateral security for the Secured Obligations; provided, further, that once a “Statement of Use” is filed and accepted by the United States Patent and Trademark Office in connection with an Intent-To-Use Application, the foregoing proviso shall not be applicable to such Intent-To-Use Application; and IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interest granted under this Section 3 attach to any lease, license, contract, property rights or agreement to which any Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction).
Section 4. Cash Proceeds of Collateral.
4.01 Shared Collateral Account. Upon the occurrence and during the continuation of an Event of Default (and at the request of the Administrative Agent or the Requisite Secured Parties) the Collateral Trustee will cause to be established at a banking institution to be selected by the Collateral Trustee (which banking institution may be the Collateral Trustee) a cash collateral account (the “Shared Collateral Account”), which
(i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a Securities Account in respect of which the Collateral Trustee shall be the Entitlement Holder, and
(ii) to the extent of any cash, shall be a Deposit Account in respect of which the Collateral Trustee is the customer (as contemplated by 9-104(a)(3) of the NYUCC),
Shared Security Agreement

in each case into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Collateral Trustee pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Collateral Trustee for the benefit of the Secured Parties as additional collateral security hereunder. The Shared Collateral Account, and any money or other property from time to time therein, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.
In connection with the foregoing, the Obligors agree to execute and deliver such control agreements with the Collateral Trustee and the banking institution at which such Shared Collateral Account is to be established to the extent requested by the Administrative Agent or the Requisite Secured Parties to perfect the security interest therein created hereunder.
4.02 Proceeds. Each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, such Obligor shall as promptly as possible deposit such Proceeds into the Shared Collateral Account. Until so deposited, following any such request all such Proceeds shall be held in trust by such Obligor for and as the property of the Collateral Trustee and shall not be commingled with any other funds or property of such Obligor.
4.03 Investment of Balance in Shared Collateral Account. The cash balance standing to the credit of the Shared Collateral Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of an Event of Default, the Collateral Trustee at the direction of the Requisite Secured Parties) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Trustee (and credited to the Shared Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall (if instructed by the Requisite Secured Parties) at any time and from time to time liquidate any such Permitted Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08.
Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligors hereby jointly and severally agree with the Collateral Trustee for the benefit of the Secured Parties as follows:
5.01 Delivery and Other Perfection. Each Obligor shall:
(a) if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by such Obligor and, so long as no Event of Default shall have occurred and be continuing, shall have, in the case of any such Collateral other than Pledged Shares of an Issuer that is an Obligor, a fair market value (as reasonably determined by the Borrower in good faith) exceeding $10,000, forthwith either (x) transfer and deliver to the Collateral Trustee such Pledged Shares, Investment Property or Financial Assets so received by such Obligor (together with the certificates or instruments representing the same, duly endorsed in blank or accompanied by undated stock powers duly executed in blank or other instruments of assignment and transfer in such form and substance as the Collateral Trustee may reasonably request), all of which thereafter shall be held by the Collateral Trustee, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Requisite Secured Parties shall deem necessary or appropriate to duly record the Lien created hereunder in such Collateral;
Shared Security Agreement

(b) promptly deliver and pledge to the Collateral Trustee any and all Instruments constituting part of the Collateral in which such Obligor purports to grant a security interest hereunder and, so long as no Event of Default shall have occurred and be continuing, having a fair market value (as reasonably determined by the Borrower in good faith) exceeding $10,000, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Trustee, the Administrative Agent or the Requisite Secured Parties may request; provided that (other than in the case of the promissory notes described in Annex 2) so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any such Instruments received by such Obligor in the ordinary course of business and the Collateral Trustee shall, promptly upon the request of such Obligor through the Borrower, make appropriate arrangements for making any such Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Trustee, upon request of the Requisite Secured Parties, against trust receipt or like document);
(c) promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the Collateral Trustee, as may be required to perfect the security interest created hereby in any and all Deposit Accounts and Investment Property (including Securities Accounts but excluding trust accounts established by an Obligor solely for the benefit of employees or directors of such Obligor with respect to which the Borrower shall have notified the Collateral Trustee thereof) and Letter-of-Credit Rights, and will promptly furnish to the Collateral Trustee true copies thereof, provided that, with respect to any Deposit Accounts and Securities Accounts held by any Obligor on the date hereof, such Obligor shall cause the Collateral Trustee to have “control” (as defined in Sections 9-104 and 9-106 of the NYUCC, as applicable) of any such Deposit Account and Securities Account within 45 days after the date hereof;
(d) promptly from time to time upon the request of the Collateral Trustee, at the direction of the Requisite Secured Parties, execute and deliver such short-form security agreements as the Requisite Secured Parties may reasonably deem necessary or desirable to protect the interests of the Collateral Trustee in respect of that portion of the Collateral consisting of Intellectual Property;
(e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Trustee may reasonably require in order to reflect the security interests granted by this Agreement; and
(f) permit representatives of the Collateral Trustee, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Collateral Trustee to be present at such Obligor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward to the Collateral Trustee copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Trustee may reasonably require.
5.02 Other Financing Statements and Liens. Except with respect to Liens permitted under both Section 7.03 of the Credit Agreement and Section 10.5 of the 2002 Note Purchase Agreement, without the prior written consent of the Collateral Trustee (granted with the authorization of the Requisite Secured Parties), no Obligor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Trustee is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Trustee to have “control” (as defined in Sections 9-104, 9-105, 9-106 and 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.
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5.03 Special Provisions Relating to Certain Collateral.
(a) Pledged Shares.
(i) The Obligors will cause the Pledged Shares to constitute at all times 100% of the total number of Shares of each Issuer then outstanding owned by the Obligors.
(ii) So long as no Event of Default shall have occurred and be continuing and no written notice of an Event of Default has been received by the Obligors from the Collateral Trustee, the Administrative Agent, the Required Lenders or the Majority Noteholders, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the 2002 Note Purchase Agreement or any other instrument or agreement referred to herein or therein, and the Collateral Trustee shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.03(a)(ii).
(iii) Unless and until an Event of Default shall have occurred and be continuing, the Obligors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.
(iv) If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Pledged Shares shall be paid directly to the Collateral Trustee and retained by it in the Shared Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Trustee shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Collateral Trustee appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Trustee shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Trustee to the Obligors.
(b) Intellectual Property.
(i) For the purpose of enabling the Collateral Trustee to exercise rights and remedies under Section 5.04 at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Collateral Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
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(ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.06 of the Credit Agreement and Section 10.7 of the 2002 Note Purchase Agreement that limit the rights of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Trustee shall from time to time, upon the request of the respective Obligor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments or earlier expiration of this Agreement or release of the Collateral, the Collateral Trustee shall grant back to the Obligors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 5.04 by the Collateral Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (ii).
(iii) Each Obligor shall, promptly from time to time upon acquiring any Copyright Collateral after the date hereof with a fair market value (as reasonably determined by the Borrower in good faith) of $100,000 or more or that would result in the aggregate fair market value (as reasonably determined by the Borrower in good faith) of all Copyright Collateral held by the Obligors to equal or exceed $300,000, (x) provide notice to the Collateral Trustee thereof and (y) execute and deliver such short-form security agreements and filings (including filings in the United States Copyright Office) as the Collateral Trustee may reasonably deem necessary or desirable to protect the interests of the Collateral Trustee in respect of such Copyright Collateral (including, in the event that the aggregate fair market value (as reasonably determined by the Borrower in good faith) of all Copyright Collateral held by the Obligors equals or exceeds $300,000, all Copyright Collateral held by the Obligors).
5.04 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:
(a) each Obligor shall, upon the request of the Collateral Trustee, assemble the Collateral owned by it to the extent commercially reasonable at such place or places, reasonably convenient to both the Collateral Trustee and such Obligor, designated in such request;
(b) the Collateral Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
(c) the Collateral Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Trustee were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);
(d) the Collateral Trustee in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
Shared Security Agreement

(e) the Collateral Trustee, upon instruction from the Requisite Secured Parties, shall require the Obligors to notify (and each Obligor hereby authorizes the Collateral Trustee to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Trustee hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Trustee or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Obligor they shall be held in trust by such Obligor for the benefit of the Collateral Trustee and as promptly as possible remitted or delivered to the Collateral Trustee for application as provided herein);
(f) the Collateral Trustee may apply the Shared Collateral Account and any money or other property therein to payment of the Secured Obligations;
(g) the Collateral Trustee, upon instruction from the Requisite Secured Parties, shall require the Obligors to cause the Pledged Shares to be transferred of record into the name of the Collateral Trustee or its nominee (and the Collateral Trustee agrees that if any of such Pledged Shares are transferred into its name or the name of its nominee, the Collateral Trustee will thereafter promptly give to the respective Obligor (through the Borrower) copies of any notices and communications received by it with respect to such Pledged Shares); and
(h) the Collateral Trustee, upon instruction from the Requisite Secured Parties, shall sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Trustee, any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
The Proceeds of each collection, sale or other disposition under this Section 5.04 shall be applied in accordance with Section 5.08.
The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.
Shared Security Agreement

5.05 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.04 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.
5.06 Locations; Names; Etc. Without at least 30 days’ prior written notice to the Collateral Trustee, no Obligor shall (i) change its “location” (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name in Annex 1 or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.
5.07 Private Sale. None of the Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.04 conducted in a commercially reasonable manner and otherwise in compliance with the NYUCC. Each Obligor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.
5.08 Application of Proceeds. Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Trustee under Section 4 or this Section 5, shall be applied by the Collateral Trustee in the manner set forth in the Intercreditor and Collateral Trust Agreement.
5.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Trustee is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that are necessary or advisable or that the Collateral Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Trustee shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
5.10 Perfection at Closing. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Administrative Agent or the Majority Noteholders may request to perfect the security interests granted by Section 3 and (ii) deliver to the Collateral Trustee all certificates identified in Annex 2, accompanied by undated stock powers duly executed in blank, and, to the extent required under Section 5.01(b), all promissory notes identified in Annex 2. Without limiting the foregoing, each Obligor consents that Uniform Commercial Code financing statements may be filed describing the Collateral as “all assets” or “all personal property and fixtures” of such Obligor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).
Shared Security Agreement

5.11 Termination. This Agreement and the security interests granted hereby shall cease to be effective when the Trust Estate has been released pursuant to Section 7.01(a) of the Intercreditor and Collateral Trust Agreement.
5.12 Further Assurances. Each Obligor agrees that, from time to time upon the request of the Collateral Trustee, such Obligor will execute and deliver such further documents and do such other acts and things as are necessary or as the Collateral Trustee may reasonably request in order fully to effect the purposes of this Agreement.
Section 6. Miscellaneous.
6.01 Notices. All notices and other communications provided for herein (a) to the Obligors, the Administrative Agent or the Collateral Trustee shall be in writing and shall be delivered to the intended recipient as specified in Section 8.03 of the Intercreditor and Collateral Trust Agreement and shall be deemed to have been given at the times specified in said Section 8.03, (b) to the Credit Agreement Secured Parties, shall be delivered to the Administrative Agent as provided above and (c) to the Noteholders, shall be delivered as provided in the 2002 Note Purchase Agreement.
6.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only as permitted by Section 8.02 of the Intercreditor and Collateral Trust Agreement. Any such amendment or waiver shall be binding upon the Secured Parties, each holder of any of the Secured Obligations and each Obligor.
6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Secured Parties and each holder of any of the Secured Obligations (provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Trustee, the Administrative Agent and the Majority Noteholders and any consents required by Section 8.02 of the Intercreditor and Collateral Trust Agreement).
6.05 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
6.06 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
6.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
6.08 Agents and Attorneys-in-Fact. The Collateral Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.
Shared Security Agreement

6.09 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.10 Additional Obligors. As contemplated in Section 6.08 of the Credit Agreement and Section 9.6 of the 2002 Note Purchase Agreement, a new Restricted Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof may become a “Subsidiary Guarantor” under the Credit Agreement and the 2002 Note Purchase Agreement and an “Obligor” under this Agreement and the Intercreditor and Collateral Trust Agreement by executing and delivering to the Administrative Agent, the Noteholders and the Collateral Trustee an Assumption Agreement in the form of Exhibit B to the Credit Agreement and a joinder agreement in the form of Annex 1 to the Subsidiary Guaranty (as such term is defined in the 2002 Note Purchase Agreement). Accordingly, upon the execution and delivery of any such Assumption Agreement and joinder agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an “Obligor” for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Assumption Agreement and joinder agreement.
6.11 Incorporation by Reference. In acting hereunder, the Collateral Trustee is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Intercreditor and Collateral Trust Agreement including, without limitation, the provisions of Sections 5.03, 6.01, 6.02, 6.03, 6.04, 6.05, 8.08, 8.10 and 8.14 thereof.
Shared Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WESTWOOD ONE, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS METRO NETWORKS COMMUNICATIONS, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP By METRO NETWORKS COMMUNICATIONS, INC., as General Partner
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

METRO NETWORKS, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

METRO NETWORKS SERVICES, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer
Shared Security Agreement

SMARTROUTE SYSTEMS, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

WESTWOOD NATIONAL RADIO CORPORATION
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

WESTWOOD ONE PROPERTIES, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

WESTWOOD ONE RADIO, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

WESTWOOD ONE RADIO NETWORKS, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer

WESTWOOD ONE STATIONS — NYC, INC.
By	/s/ Gary J. Yusko
	Name:	Gary J. Yusko
	Title:	Chief Financial Officer
Shared Security Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By	/s/ Ann B. Kerns
	Name:	Ann B. Kerns
	Title:	Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Collateral Trustee
By	/s/ Scott I. Klein
	Name:	Scott I. Klein
	Title:	Assistant Treasurer

Shared Security Agreement

ANNEX 1
FILING DETAILS

		Jurisdic-	Organiza-			Former
Current Legal		tion of	tional ID			Legal
Name (no trade	Type of	Organiza-	Number (if	Current Mailing	Place of business/	Name(s)
names)	Organization	tion	applicable)	Address	chief executive office	(if any)
Westwood One, Inc.	Corporation	Delaware	N/A	40 West 57th Street, 5th Floor New York, NY 10019	40 West 57th Street, 5th Floor New York, NY 10019	N/A
Metro Networks Communications, Inc.	Corporation	Maryland	N/A	Same as above.	Same as above.	N/A
Metro Networks Communications, Limited Partnership	Limited partnership	Delaware	N/A	Same as above.	Same as above.	N/A
Metro Networks, Inc.	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
Metro Networks Services, Inc.	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
SmartRoute Systems, Inc.	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
Westwood National Radio Corporation	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
Westwood One Properties, Inc.	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
Westwood One Radio, Inc.	Corporation	California	N/A	Same as above.	Same as above.	N/A
Westwood One Radio Networks, Inc.	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
Westwood One Stations — NYC, Inc.	Corporation	Delaware	N/A	Same as above.	Same as above.	N/A
Annex 1 to Shared Security Agreement

ANNEX 2
PLEDGED SHARES AND PROMISSORY NOTES
[Intentionally omitted]

ANNEX 3
[intentionally omitted]

ANNEX 4
LIST OF DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS
AND COMMODITY ACCOUNTS
[Intentionally omitted]
Annex 4 to Shared Security Agreement

ANNEX 5
LIST OF COMMERCIAL TORT CLAIMS
None.
Annex 5 to Shared Security Agreement